UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: January 18, 2005

NEW HARVEST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

000-25824

13-3337553

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(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

c/o Kalin Levine Weinberg LLC

494 Eighth Avenue, Suite 800

New York, New York 10001

 (Address of Principal Executive Offices) (Zip Code)

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(Former Address of Principal Executive Offices (Zip Code)

(212) 819-1066

(Registrant's telephone number, including area code)

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(Former Name or Former address, if changed since Last Report)

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT.

On January 14, 2005, eight (8) shareholders, Keith Cannon, Himani Shesthra, Jerrold L. Walkenfeld, Edward and Laura Murphy, Joseph L. Murphy, Daniel Sullivan, Sy Syms, and Sheldon S. Traube (“Selling Shareholders”), of New Harvest Capital Corporation, a Delaware corporation (the “Company”), completed the sale of their restricted common shares of the Company to two (2) purchasers (“Purchasers”).  The Purchasers are identified as Ruth Shepley (“Shepley”), of Houston, Texas, and HVST Acquisition Corporation, a Nevada corporation, owned and controlled by James A. Ditanna of King of Prussia, Pennsylvania (“HVST Acquisition”).  Under the terms of Purchasers agreement with the selling shareholders, Shepley acquired 8,200,000 restricted common shares (approximately 6.0% of the current issued and outstanding) of the Company and HVST Acquisition acquired 68,960,000 restricted common shares (approximately 50.4% of the current issued and outstanding).  Each purchaser reported that the source of funds used to purchase the shares were their own funds for investment purposes from U.S. banks.  The current Board of Directors was asked to appoint additional members to the Board, including two (2) independent directors by the Purchasers as part of the overall transaction, namely Mr. James A. Ditanna, Mr. Curtis Hunsinger, and Mr. Troy Getz.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective January 18, 2005, the current Board of Directors of the Company appointed James A. Ditanna and two (2) independent directors, namely Curtis Hunsinger and Troy Getz, referred to collectively as the “New Directors”.  Mr. Ditanna, age 53, is a graduate of Drexel University, Philadelphia, Pennsylvania, receiving a Bachelor of Science, Business Administration with an Accounting and Taxation Major.  He also received an MBA/MGA from the University of Pennsylvania, Wharton, and graduated Magna Cum Laude.  He brings a wealth of experience and previously served as Chief Financial Officer of NEXMED, Inc., a publicly traded company having offices in Princeton, New Jersey, Hong Kong, Peru, and China.

Mr. Troy Getz, age 33, is from Houston, Texas, and is a graduate of the University of Texas and received a Bachelor of Science in Finance.  He currently has his own web-based company selling art and collectibles.  Curtis Hunsinger, age 29, is also from Houston, Texas and is a businessman familiar with and has general knowledge of various business entities and review of operations and procedures.

Following the appointment of the New Directors, Joseph L. Murphy, Daniel Sullivan and Eve Traube resigned as Directors, officers and all other positions held with the Company. Their resignations were not as a result of any disagreement with the Registrant over any matters relating to the Registrant’s operations, policies or practices.  With the resulting absences in the positions of Chairman, President and Chief Financial Officer, the Board of Directors appointed Mr. Ditanna as Chairman and President and appointed Curtis Hunsinger as Chief Financial Officer.  All current Directors have agreed to currently serve without compensation pending a thorough examination by the Board of Directors of the Company’s business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW HARVEST CAPITAL CORPORATION

Date:  January 18, 2005

By:

/s/   James Ditanna

James Ditanna, Director, Chairman, President